UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported): October 15, 2006
Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	202096338

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11911 Freedom Drive, Suite 590
Reston, VA 20190

(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 995-5534
Mercator Partners Acquisition Corp.

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Amendment No. 1 on Form 8-K/A is filed solely to correct a typographical error to Item 1.01 to the Current Report on Form 8-K of Global Telecom & Technology, Inc. filed on October 19, 2006 (the “Initial Filing”). The Initial Filing incorrectly described the payment of unpaid principal and accrued interest pursuant to the Initial Promissory Notes.
The other Items to the Initial Filing remain unchanged and are not restated herein.
Item 1.01. Entry Into a Material Definitive Agreement
     Promissory Notes Issued to the Stockholders of GII and ETT
     In connection with the acquisition of GII, the Company issued a series of promissory notes to the stockholders of GII, including Messrs. Keenan and Vecchio, totaling $5.25 million. The first series of promissory notes issued to the stockholders of GII totaled $4.0 million (the “Initial Promissory Notes”) and the second series of promissory notes issued to the stockholders of GII totaled $1.25 million (the “Closing Promissory Notes”). The Closing Promissory Notes were issued in lieu of a portion of the cash consideration otherwise payable pursuant to the terms of the Stock Purchase Agreement (as defined below). In connection with the acquisition of ETT, the Company issued promissory notes to certain stockholders of ETT totaling approximately $4.7 million, in lieu of a portion of the cash consideration otherwise payable to these stockholders in exchange for their shares of stock of ETT (the “ETT Promissory Notes”). The ETT Promissory Notes and the Closing Promissory Notes are substantially the same.
     Each Initial Promissory Note bears an interest rate of six percent per annum. 50% of the accrued interest on the unpaid principal is due and payable to the holders on December 31, 2006. 50% of the accrued interest on the unpaid principal from the period beginning on January 1, 2007 and ending on December 31, 2007 is due and payable to the holders on December 31, 2007. All principal, and all accrued and unpaid interest, will be due and payable on December 29, 2008. All accrued interest and unpaid principal shall be due and payable within five business days of the earlier of (i) a change of control of the Company, (ii) the exercise, by the holders thereof, of no less than 50% of their Class W and Class Z warrants or (iii) the issuance by the Company of debt or equity securities resulting in an aggregate capital raise by the Company of $20.0 million.
     The Initial Promissory Notes are subordinate to any senior indebtedness of the Company. The Initial Promissory Notes may be prepaid in whole or in part at any time by the Company.
     Each Closing Promissory Note and ETT Promissory Note bears an interest rate of six percent per annum. The entire principal balance of the Closing Promissory Notes and the ETT Promissory Notes, together with all accrued and unpaid interest, are due and payable on June 30, 2007. Any amount payable by the Company after June 30, 2007 shall bear an interest rate of eight percent per annum until paid. The Closing Promissory Notes and the ETT Promissory Notes may be prepaid in whole or in part at any time by the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 20, 2006

MERCATOR PARTNERS ACQUISITION CORP.
By:	/s/ D. Michael Keenan
D. Michael Keenan
President